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                                                                     Exhibit 4.5
                              AMENDED AND RESTATED
                                    INDENTURE
                                       FOR
                             SENIOR DEBT SECURITIES
                          DATED AS OF DECEMBER 15, 2004


         This Amended and Restated Indenture, dated as of the 15th day of December, 2004, between HSBC Finance Corporation (formerly known as Household International, Inc. and as successor to Household Finance Corporation), a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company" or "HSBC Finance") and having its principal office at 2700 Sanders Road, Prospect Heights, Illinois 60070, and J.P. Morgan Trust Company, National Association (as successor to Bank One, National Association, formerly known as The First National Bank of Chicago), a national banking association organized and existing by virtue of the banking laws of the United States (hereinafter called the "Trustee"), and having its principal Corporate Trust Office at Chicago, Illinois.

                                   WITNESSETH

         WHEREAS, Household Finance Corporation ("HFC") and the Trustee have heretofore entered into an Indenture for Senior Debt Securities dated as of April 1, 1995 (as amended and supplemented to date, hereinafter called the "Original Indenture"); and

         WHEREAS, under the Original Indenture, HFC created and issued from time to time Notes of various series; and

         WHEREAS, prior to the date hereof, HSBC Finance and HFC entered into an Agreement and Plan of Merger, under which HFC will merge as of the date hereof with and into HSBC Finance, with HSBC Finance as the surviving corporation, and all obligations of HFC will become direct obligations of HSBC Finance, including all Notes issued and outstanding under the Original Indenture (hereinafter referred to as the "Merger"); and

         WHEREAS, Section 10.01 of the Original Indenture provides, among other things, that HFC will not merge into any other corporation unless the surviving corporation in such merger (if other than the HFC) expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all issued and outstanding Notes and the performance of every covenant of the Original Indenture on the part of HFC required to be performed under the Original Indenture; and

         WHEREAS, HSBC Finance desires to supplement the Original Indenture to expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all issued and outstanding Notes and the performance of every covenant of the Original Indenture on the part of the Company required to be performed under the Original Indenture and to amend and restate the Original Indenture to evidence the merger of HFC into HSBC Finance; and

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         WHEREAS, all things necessary to make this Amended and Restated
Indenture a valid agreement of HSBC Finance and to make the Notes which may be issued on or after the date hereof, when executed by HSBC Finance and authenticated and delivered by the Trustee and duly issued by HSBC Finance, the valid obligations of HSBC Finance, and, in accordance with their and its terms, have been done.

         NOW, THEREFORE, THIS AMENDED AND RESTATED INDENTURE WITNESSETH:

               COMPLIANCE WITH ARTICLE X OF THE ORIGINAL INDENTURE

         As required by Section 10.01 of the Original Indenture, HSBC Finance hereby expressly and irrevocably assumes, as of the date hereof, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes issued and outstanding as of the date hereof and the performance of every covenant of the Original Indenture on the part of HFC required to be performed under the Original Indenture.

         Pursuant to Section 10.02 of the Original Indenture, HSBC Finance shall succeed to, and be substituted for, and may exercise every right and power of, HFC under the Original Indenture with the same effect as if HSBC Finance had been named as the Company herein.

              AMENDMENT AND RESTATEMENT OF ORIGINAL INDENTURE TERMS

         For and in consideration of the premises and the purchase of Notes to be issued hereunder by Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

         Article 1. STANDARD PROVISIONS. All of the terms, conditions, covenants and provisions contained in the Company's Amended and Restated Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of December 15, 2004 (the "Provisions"), a copy of which is attached hereto, are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein. All capitalized terms which are used herein and not otherwise defined herein are defined in the Provisions and are used herein with the same meanings as in the Provisions. The Provisions, together with this Indenture, are deemed to be the "Indenture."

         Article 2. EFFECTIVE TIME. This Amended and Restated Indenture shall become effective on the date and at the time of consummation of the Merger.

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                                   TESTIMONIUM

         This Amended and Restated Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above. In addition, by its signature below, the Trustee acknowledges and agrees that this Amended and Restated Indenture is delivered in a form satisfactory to the Trustee for purposes of Section 10.01 of the Original Indenture.


                                      HSBC FINANCE CORPORATION

                                              /s/ EDGAR D. ANCONA
                                    ------------------------------------------
                                    By:    Edgar D. Ancona
                                    Title: Senior Vice President - Treasurer

Attest:

   /s/ MICHAEL J. FORDE
---------------------------
Michael J. Forde
Assistant Secretary


                                     J.P. MORGAN TRUST COMPANY,
                                     NATIONAL ASSOCIATION

                                     /s/ RENEE JOHNSON
                                     -----------------------------------------
                                     By:    Renee Johnson
                                     Title: Authorized Officer

Attest:

  /s/ GEORGE N. REAVES                      (Corporate Seal)
---------------------------
George N. Reaves
Vice President

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